UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2009

________________________

WESTFIELD FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation or organization)	001-16767 (Commission File Number)	73-1627673 (I.R.S. Employer Identification No.)

141 Elm Street

Westfield, Massachusetts 01085
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (413) 568-1911

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.

Results of Operation and Financial Condition.

Update to Previous Announcement

On January 28, 2009, Westfield Financial, Inc. (the “Company”) issued an earnings release reporting its fourth quarter and year to date 2008 financial results.  Subsequently, a manufacturing commercial loan relationship of $5.5 million was classified as impaired.  The commercial loan relationship consists of $913,000 which is collateralized by real estate and $3.5 million which is collateralized by all other business assets including equipment, inventory and accounts receivable.   The remaining $1.1 million consists of two 75% Small Business Administration (“SBA”) guaranteed notes and one 50% SBA guaranteed note that are secured by specific purchase orders and a third mortgage position on a personal residence.  Additionally, all debt is cross-collateralized and guaranteed with the exception of the SBA loans.

The borrower’s business involves precision machining and rapid prototype manufacturing of metal parts for sale to commercial customers throughout the United States.  In February 2009, the Company learned that the borrower’s financial condition had deteriorated and ordered appraisals on all real estate and business assets.  Based upon the appraisals, which were received on March 2, 2009, the Company has doubts on the collectability of the loan relationship according to its terms.  The Company estimates a loss of $2.1 million and has provided an additional $1.9 million to the allowance for loan losses based on the above evaluation.

Although this information became available subsequent to December 31, 2008, the Company determined it should reflect the accounting impact of this change in estimate in its 2008 financial statements.  As a result, the Company revised its fourth quarter and year to date 2008 financial results to include the additional $1.9 million that was provided to the allowance for loan loss as mentioned above.  This adjustment, net of tax, reduced net income by $1.3 million for the quarter and year ended December 31, 2008, respectively.  The Company’s financial statements for the year ended December 31, 2008 that were filed in its Annual Report on Form 10-K on March 13, 2009 include the accounting impact of the above-described event.

The following table presents summary information for the previously announced and as filed financial results for the quarter and year ended December 31, 2008.

	Three Months Ended December 31, 2008		Year Ended December 31, 2008

	Previously		Previously
	Announced	As Filed	Announced	As Filed
	(Dollars in thousands, except per share amounts)

Consolidated Income Statement:

Provision for loan losses	$ 850	$ 2,763	$ 1,540	$ 3,453
Income before income taxes	2,014	101	10,399	8,486
Income taxes	88	(562)	2,445	1,795
Net Income	1,926	663	7,954	6,691

Diluted earnings per share	$ 0.07	$ 0.03	$ 0.27	$ 0.23

The following table presents summary information for the previously announced and as filed results as of December 31, 2008.

	December 31, 2008
	Previously
	Announced	As Filed
	(In thousands)

Consolidated Balance Sheet:

Allowance for loan losses	$ 6,883	$ 8,796
Total assets	1,110,319	1,109,056
Total stockholders' equity	261,182	259,919

Other Data:
Nonperforming loans	3,321	8,805

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST	WESTFIELD FINANCIAL, INC.

Date: March 13, 2009	By:	/s/ Leo R. Sagan, Jr.
Leo R. Sagan, Jr.
Chief Financial Officer